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                                                                     Exhibit 5.1

                        [LETTERHEAD OF LATHAM & WATKINS]

                               September 27, 2001

Infonet Services Corporation
2160 East Grand Avenue
El Segundo, CA 90245-1022

Ladies and Gentlemen:

            In connection with the registration of 54,386,078 shares of Class B Common Stock of the Company, par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by Infonet Services Corporation, a Delaware corporation (the "Company"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on September 27, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. We have acted as special counsel to the Company in connection with the preparation of the Registration Statement.

            In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance, and sale of the Common Stock. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

            In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies.

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LATHAM & WATKINS

September 27, 2001
Page 2


            We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

            Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof, based on the foregoing and the assumption that the proceedings to be taken by the Company referred to above are duly completed we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable.

            We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                        Very truly yours,


                                        /s/ Latham & Watkins